Exhibit 32.2

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Executive Vice President - Finance and Chief Financial Officer of Georgia-Pacific Corporation, certifies, to the best of my knowledge, that the Annual Report on Form 10-K for the period ended January 1, 2005, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Georgia-Pacific Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose.

/s/ DANNY W. HUFF
Danny W. Huff
Executive Vice President - Finance and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Georgia-Pacific Corporation and will be retained by Georgia-Pacific Corporation and furnished to the Securities and Exchange Commission or its staff upon request.